EXHIBIT 21.0



                       SUBSIDIARIES OF KUHLMAN CORPORATION


                                                          Jurisdiction
                                                                of
                           Name                          Incorporation

         Kuhlman Electric Corporation                      Delaware

         Coleman Cable Systems, Inc.                       Delaware

         Communication Cable, Inc.                         North Carolina

         Schwitzer, Inc.                                   Delaware





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